Exhibit 99.1

EPR PROPERTIES REPORTS FOURTH QUARTER AND 2021 YEAR-END RESULTS
Introduces Earnings and Investment Spending Guidance for 2022
Announces 10% Increase in Monthly Dividend

Kansas City, MO, February 22, 2022 - EPR Properties (NYSE:EPR) today announced operating results for the fourth quarter and year ended December 31, 2021 (dollars in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020 (2)	2021	2020 (2)
Total revenue	$154,906	$93,412	$531,680	$414,661
Net income (loss) available to common shareholders	38,523	(26,011)	74,472	(155,864)
Net income (loss) available to common shareholders per diluted common share	0.51	(0.35)	1.00	(2.05)
Funds From Operations as adjusted (FFOAA) (1)	80,880	13,088	231,293	108,733
FFOAA per diluted common share (1)	1.08	0.18	3.09	1.43
Adjusted Funds From Operations (AFFO) (1)	83,290	17,352	243,937	143,430
AFFO per diluted common share (1)	1.11	0.23	3.26	1.89

(1) A non-GAAP financial measure
(2) The operating results for the three months and year ended December 31, 2020, include $2.4 million and $65.1 million of straight-line and other receivable write-offs, or $0.03 per diluted common share and $0.86 per diluted common share, respectively, related primarily to customers moved to cash basis for revenue recognition purposes during the year ended December 31, 2020. These write-offs are reflected in all metrics in these columns except that AFFO per diluted common share for the three months and year ended December 31, 2020 excludes the impact of the straight-line portion of these write-offs totaling $1.0 million and $38.0 million, respectively.

Fourth Quarter Company Headlines
•Strong Cash Collections – Cash collections from customers were at the high end of expectations and were approximately 97% of contractual cash revenue for the fourth quarter of 2021. In addition, during the fourth quarter, the Company collected a total of $11.2 million of deferred rent and interest as well as $1.5 million on a previously reserved note receivable.
•New $1.0 Billion Revolving Credit Facility and Amendment to Private Placement Note Agreement – In early October 2021, the Company entered into a new amended and restated $1.0 billion unsecured revolving credit facility that matures in October 2025 with options to extend for a total of 12 additional months, subject to conditions, and in January 2022, amended its private placement note agreement to capture the improvements in valuation of certain investment types included in the new revolving credit facility.
•Successful Debt Issuance Lowers Cost of Capital and Extends Maturities – In October 2021, the Company closed on a public offering of $400.0 million in unsecured notes due in November 2031 with an interest rate of 3.60%, a record low coupon for the Company, and redeemed all $275.0 million of its 5.25% senior notes due in 2023 (including a make-whole premium) in November 2021. Following this redemption, the Company has no scheduled debt maturities until 2024.
•Strong Liquidity Position – At December 31, 2021, the Company had cash on hand of $288.8 million and no borrowings on its $1.0 billion unsecured revolving credit facility.
•Introduces 2022 Earnings and Investment Spending Guidance – The Company is introducing FFOAA per diluted common share guidance for 2022 of $4.30 to $4.50, representing an increase of 42% at the midpoint versus 2021 performance, and is expecting to return to growth in investments with guidance of $500.0 million to $700.0 million for 2022 investment spending.
•Announces Increase in Monthly Dividend – Based on the Company's expectation of its financial results for 2022, the Company is announcing an increase in its monthly dividend of 10%.

CEO Comments
“We are pleased with the meaningful progress that we demonstrated throughout the year, which positions us extremely well for a return to growth in investment spending and to deliver a significant increase in our dividend,” stated Greg Silvers, President and CEO of EPR Properties. “Our strong fourth quarter cash collections were at the high end of our expectations and are an indicator of the improving operating environment for our tenants. We have also taken several steps to further enhance our balance sheet, which extends our nearest scheduled maturity to 2024 and increases our available liquidity to effectively execute on our growth opportunities.”

Collections
Cash collections from both accrual and cash basis tenants and borrowers were at the high end of expectations and were approximately $133.8 million or 97% of contractual cash revenue for the fourth quarter. Contractual cash revenue is an operational measure and represents aggregate cash payments to which the Company is entitled under existing contracts, excluding the impact of any temporary abatements or deferrals, percentage rent (rents received over base amounts), non-cash revenue, and revenue from taxable REIT subsidiaries (TRSs) and investments in joint ventures.

During the fourth quarter of 2021, the Company also collected deferred rent and interest from accrual basis tenants and borrowers that reduced receivables by $10.2 million and collected deferred rent and interest from cash basis customers totaling $1.0 million which were booked as additional revenue. For the year ended December 31, 2021, the Company collected approximately $70.8 million of deferred rent and interest from both accrual and cash basis customers.

Additionally, during the fourth quarter, the Company collected $1.5 million from a borrower bringing the total principal repayment from this borrower to $8.4 million through December 31, 2021, all of which had been previously reserved by the Company. Accordingly, the Company recognized a benefit to loan loss reserves of $1.5 million related to this borrower during the fourth quarter and $16.9 million for the year ended December 31, 2021 which includes the release from an additional $8.5 million in funding commitments. Note that loan loss reserve activity is excluded from FFOAA (a non-GAAP financial measure).

Collections activity for the fourth quarter of 2021 is summarized below:

Cash Collections for Quarter Ended December 31, 2021
($ in millions)
	Amount	% of Contractual Cash Revenue *
Collections related to Q4	$133.8	97%
Deferral Repayments - Accrual Tenants (Reduction of receivables)	10.2	7%
Deferral Repayments in Revenue - Cash Basis Tenants	1.0	1%
Note Repayments - Cash Basis Tenants (Credit loss recovery)	1.5	1%
Total Cash Received **	$146.5	106%

*Contractual Cash Revenue = $137.5

**Excludes percentage rent, revenue from TRSs and investments in joint ventures

New Revolving Credit Facility and Amendment to Private Placement Note Agreement
On October 6, 2021, the Company entered into a new amended and restated senior unsecured revolving credit facility. The new facility, which will mature on October 6, 2025, replaced the Company’s existing $1.0 billion senior unsecured revolving credit facility and $400.0 million senior unsecured term loan facility. The new facility provides for an initial maximum principal amount of borrowing availability of $1.0 billion with an accordion feature under which the Company may increase the total maximum principal amount available by $1.0 billion, to a total of $2.0 billion, subject to lender consent. The new facility has the same pricing terms and financial covenants as the prior facility (with improved valuation of certain asset types), as well as customary covenants and events of default. The Company has two options to extend the maturity date of the new credit facility by an additional six months each (for a total of 12 months), subject to paying additional fees and the absence of any default.

On January 14, 2022, the Company amended its private placement note agreement to capture improvements in valuation of certain investment types included in the new revolving credit facility.

New Debt Issuance and Debt Redemption
On October 27, 2021, the Company closed on the public offering of $400.0 million in senior unsecured notes due November 15, 2031. These notes bear interest at an annual interest rate of 3.60%, a record low coupon for the Company. On November 12, 2021, the Company also redeemed all of the $275.0 million principal amount of its 5.25% senior notes due in 2023 (including a make-whole premium). Following this redemption, the Company has no scheduled debt maturities until 2024.

Strong Liquidity Position
The Company remains focused on maintaining strong liquidity and financial flexibility. The Company had $288.8 million of cash on hand at quarter-end and no borrowings on its $1.0 billion unsecured revolving credit facility.

Dividend Information
The Company's Board of Trustees declared its monthly cash dividend to common shareholders of $0.275 per share payable April 18, 2022 to shareholders of record as of March 31, 2022. This dividend represents an annualized dividend of $3.30 per common share, an increase of 10% over the prior year's annualized dividend (based upon the monthly dividend at the end of the prior year after resumption of dividends).

The Company's Board of Trustees also declared its regular quarterly dividends to preferred shareholders of $0.359375 per share on its 5.75% Series C cumulative convertible preferred shares, $0.5625 per share on its 9.00% Series E cumulative convertible preferred shares and $0.359375 per share on its 5.75% Series G cumulative redeemable preferred shares, payable April 18, 2022 to shareholders of record as of March 31, 2022.

Portfolio Update
The Company's total investments (a non-GAAP financial measure) were approximately $6.4 billion at December 31, 2021 with Experiential totaling $5.8 billion, or 91%, and Education totaling $0.6 billion, or 9%.

The Company's Experiential portfolio (excluding property under development and undeveloped land inventory) consisted of the following property types (owned or financed) at December 31, 2021:
•175 theatre properties;
•56 eat & play properties (including seven theatres located in entertainment districts);
•18 attraction properties;
•11 ski properties;
•eight experiential lodging properties;
•one gaming property;
•three cultural properties; and
•seven fitness & wellness properties.

As of December 31, 2021, the Company's owned Experiential portfolio consisted of approximately 19.0 million square feet, which was 96.1% leased and included $42.4 million in property under development and $20.2 million in undeveloped land inventory.

The Company's Education portfolio (excluding undeveloped land inventory) consisted of the following property types (owned or financed) at December 31, 2021:
•65 early childhood education center properties; and
•nine private school properties.

As of December 31, 2021, the Company's owned Education portfolio consisted of approximately 1.4 million square feet, which was 100% leased.

The combined owned portfolio consisted of 20.4 million square feet and was 96.4% leased.

Investment Update
The Company's investment spending during the three months ended December 31, 2021 totaled $25.6 million (bringing the total of investment spending for the year ended December 31, 2021 to $133.5 million), and included the acquisition of a Topgolf development property in Ontario, California for $22.1 million as well as spending on Experiential build-to-suit development and redevelopment projects.

Capital Recycling
During the fourth quarter of 2021, the Company completed the sale of two ski properties, two theatre properties, one eat & play property and one land parcel for net proceeds of $65.3 million and recognized a net gain on sale of $16.4 million. Disposition proceeds and mortgage note pay-offs totaled $101.2 million for the year ended December 31, 2021.

Guidance
(Dollars in millions, except per share data):

Measure	2022 Guidance
Net income available to common shareholders per diluted common share	$2.06	to	$2.26
FFOAA per diluted common share	$4.30	to	$4.50
Investment Spending	$500.0	to	$700.0
Disposition proceeds	$—	to	$10.0

The Company is introducing its 2022 guidance for FFOAA per diluted common share of $4.30 to $4.50, the midpoint of which represents approximately 42% growth over 2021.

The 2022 guidance for FFOAA per diluted common share is based on a FFO per diluted common share range of $4.24 to $4.44 adjusted for transaction costs. FFO per diluted common share for 2022 is based on a net income available to common shareholders per diluted common share range of $2.06 to $2.26 plus estimated real estate depreciation of $2.14 and allocated share of joint venture depreciation of $0.08, less the impact of Series C and Series E dilution of $0.04 (in accordance with the NAREIT definition of FFO).

Additional earnings guidance detail can be found in the Company's supplemental information package available in the Investor Center of the Company's website located at https://investors.eprkc.com/earnings-supplementals.

Conference Call Information
Management will host a conference call to discuss the Company's financial results on February 23, 2022 at 8:30 a.m. Eastern Time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. The conference will be webcast and can be accessed via the Webcasts page in the Investor Center on the Company's website located at https://investors.eprkc.com/webcasts. To access the call, audio only, dial (866) 587-2930 and when prompted, provide the passcode 1759606.

You may watch a replay of the webcast by visiting the Webcasts page at https://investors.eprkc.com/webcasts.

Quarterly and Year-End Supplemental
The Company's supplemental information package for the fourth quarter and year ended December 31, 2021 is available in the Investor Center on the Company's website located at https://investors.eprkc.com/earnings-supplementals.

EPR Properties
Consolidated Statements of Income (Loss)
(Unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Rental revenue	$137,345	$84,011	$478,882	$372,176
Other income	9,014	968	18,816	9,139
Mortgage and other financing income	8,547	8,433	33,982	33,346
Total revenue	154,906	93,412	531,680	414,661
Property operating expense	12,933	16,406	56,739	58,587
Other expense	8,313	1,462	21,741	16,474
General and administrative expense	10,496	11,142	44,362	42,596
Severance expense	—	2,868	—	2,868
Costs associated with loan refinancing or payoff	20,469	812	25,451	1,632
Interest expense, net	34,005	42,838	148,095	157,675
Transaction costs	60	814	3,402	5,436
Credit loss (benefit) expense	(2,295)	20,312	(21,972)	30,695
Impairment charges	—	22,832	2,711	85,657
Depreciation and amortization	40,294	42,014	163,770	170,333
Income (loss) before equity in loss from joint ventures and other items	30,631	(68,088)	87,381	(157,292)
Equity in loss from joint ventures	(2,059)	(1,364)	(5,059)	(4,552)
Impairment charges on joint ventures	—	—	—	(3,247)
Gain on sale of real estate	16,382	49,877	17,881	50,119
Income (loss) before income taxes	44,954	(19,575)	100,203	(114,972)
Income tax expense	(397)	(402)	(1,597)	(16,756)
Net income (loss)	44,557	(19,977)	98,606	(131,728)
Preferred dividend requirements	(6,034)	(6,034)	(24,134)	(24,136)
Net income (loss) available to common shareholders of EPR Properties	$38,523	$(26,011)	$74,472	$(155,864)
Net income (loss) available to common shareholders of EPR Properties per share:
Basic	$0.51	$(0.35)	$1.00	$(2.05)

Diluted	$0.51	$(0.35)	$1.00	$(2.05)
Shares used for computation (in thousands):
Basic	74,806	74,615	74,755	75,994
Diluted	74,808	74,615	74,756	75,994

EPR Properties
Condensed Consolidated Balance Sheets
(Unaudited, dollars in thousands)

	December 31,
	2021	2020
Assets
Real estate investments, net of accumulated depreciation of $1,167,734 and $1,062,087 at December 31, 2021 and 2020, respectively	$4,713,091	$4,851,302
Land held for development	20,168	23,225
Property under development	42,362	57,630
Operating lease right-of-use assets	180,808	163,766
Mortgage notes and related accrued interest receivable	370,159	365,628
Investment in joint ventures	36,670	28,208
Cash and cash equivalents	288,822	1,025,577
Restricted cash	1,079	2,433
Accounts receivable	78,073	116,193
Other assets	69,918	70,223
Total assets	$5,801,150	$6,704,185
Liabilities and Equity
Accounts payable and accrued liabilities	$73,462	$105,379
Operating lease liabilities	218,795	202,223
Dividends payable	24,930	6,070
Unearned rents and interest	61,559	65,485
Debt	2,804,365	3,694,443
Total liabilities	3,183,111	4,073,600
Total equity	$2,618,039	$2,630,585
Total liabilities and equity	$5,801,150	$6,704,185

Non-GAAP Financial Measures

Funds From Operations (FFO), Funds From Operations As Adjusted (FFOAA) and Adjusted Funds From Operations (AFFO)
The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income (loss) available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition.

In addition to FFO, the Company presents FFOAA and AFFO. FFOAA is presented by adding to FFO costs associated with loan refinancing or payoff, transaction costs, severance expense, preferred share redemption costs, impairment of operating lease right-of-use assets and credit loss (benefit) expense and subtracting gain on insurance recovery and deferred income tax (benefit) expense. AFFO is presented by adding to FFOAA non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense to management and Trustees and amortization of above and below market leases, net and tenant allowances; and subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue (removing the impact of straight-lined ground sublease expense), and the non-cash portion of mortgage and other financing income.

FFO, FFOAA and AFFO are widely used measures of the operating performance of real estate companies and are provided here as supplemental measures to GAAP net income (loss) available to common shareholders and earnings per share, and management provides FFO, FFOAA and AFFO herein because it believes this information is useful to investors in this regard. FFO, FFOAA and AFFO are non-GAAP financial measures. FFO, FFOAA and AFFO do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered alternatives to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO, FFOAA and AFFO the same way so comparisons with other REITs may not be meaningful.

The following table summarizes FFO, FFOAA and AFFO for the three months and year ended December 31, 2021 and 2020 and reconciles such measures to net income (loss) available to common shareholders, the most directly comparable GAAP measure:
EPR Properties
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
FFO:
Net income (loss) available to common shareholders of EPR Properties	$38,523	$(26,011)	$74,472	$(155,864)
Gain on sale of real estate	(16,382)	(49,877)	(17,881)	(50,119)
Impairment of real estate investments, net (1)	—	22,832	2,711	70,648
Real estate depreciation and amortization	40,095	41,786	162,951	169,253
Allocated share of joint venture depreciation	1,561	361	3,340	1,491
Impairment charges on joint ventures	—	—	—	3,247
FFO available to common shareholders of EPR Properties	$63,797	$(10,909)	$225,593	$38,656
FFOAA:
FFO available to common shareholders of EPR Properties	$63,797	$(10,909)	$225,593	$38,656
Costs associated with loan refinancing or payoff	20,469	812	25,451	1,632
Transaction costs	60	814	3,402	5,436
Severance expense	—	2,868	—	2,868
Gain on insurance recovery (included in other income)	(1,151)	(809)	(1,181)	(809)
Impairment of operating lease right-of-use assets (1)	—	—	—	15,009
Credit loss (benefit) expense	(2,295)	20,312	(21,972)	30,695
Deferred income tax expense	—	—	—	15,246
FFOAA available to common shareholders of EPR Properties	$80,880	$13,088	$231,293	$108,733

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
FFOAA available to common shareholders of EPR Properties	$80,880	$13,088	$231,293	$108,733
Add: Preferred dividends for Series C preferred shares	1,938	—	—	—
Add: Preferred dividends for Series E preferred shares	1,939	—	—	—
Diluted FFOAA available to common shareholders of EPR Properties	$84,757	$13,088	$231,293	$108,733

AFFO:
FFOAA available to common shareholders of EPR Properties	$80,880	$13,088	$231,293	$108,733
Non-real estate depreciation and amortization	199	228	819	1,080
Deferred financing fees amortization	2,335	1,823	7,666	6,606
Share-based compensation expense to management and trustees	3,685	3,437	14,903	13,819
Amortization of above and below market leases, net and tenant allowances	(92)	(96)	(385)	(480)
Maintenance capital expenditures (2)	(1,718)	(247)	(4,631)	(11,377)
Straight-lined rental revenue	(1,974)	(898)	(5,664)	24,550
Straight-lined ground sublease expense	89	150	382	749
Non-cash portion of mortgage and other financing income	(114)	(133)	(446)	(250)
AFFO available to common shareholders of EPR Properties	$83,290	$17,352	$243,937	$143,430

AFFO available to common shareholders of EPR Properties	$83,290	$17,352	$243,937	$143,430
Add: Preferred dividends for Series C preferred shares	1,938	—	—	—
Add: Preferred dividends for Series E preferred shares	1,939	—	—	—
Diluted AFFO available to common shareholders of EPR Properties	$87,167	$17,352	$243,937	$143,430
FFO per common share:
Basic	$0.85	$(0.15)	$3.02	$0.51
Diluted	0.85	(0.15)	3.02	0.51
FFOAA per common share:
Basic	$1.08	$0.18	$3.09	$1.43
Diluted	1.08	0.18	3.09	1.43
AFFO per common share:
Basic	$1.11	$0.23	$3.26	$1.89
Diluted	1.11	0.23	3.26	1.89
Shares used for computation (in thousands):
Basic	74,806	74,615	74,755	75,994
Diluted	74,808	74,615	74,756	75,994

Weighted average shares outstanding-diluted EPS	74,808	74,615	74,756	75,994
Effect of dilutive Series C preferred shares	2,237	—	—	—
Effect of dilutive Series E preferred shares	1,664	—	—	—
Adjusted weighted average shares outstanding-diluted Series C and Series E	78,709	74,615	74,756	75,994
Other financial information:
Dividends per common share	$0.7500	$—	$1.5000	$1.5150
(1) Impairment charges recognized during the year ended December 31, 2020 totaled $85.7 million, which was comprised of $70.7 million of impairments of real estate investments and $15.0 million of impairments of operating lease right-of-use assets.
(2) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.

The additional common shares that would result from the conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares for each of the three months and year ended December 31, 2020 and year ended December 31, 2021, and the corresponding add-back of the preferred dividends declared on those shares are not included in the calculation of diluted FFO, FFOAA and AFFO per common share because the effect is anti-dilutive. The conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares would be dilutive to FFOAA and AFFO per share for the three months ended December 31,

2021. Therefore, the additional common shares that would result from the conversion and corresponding add-back of the preferred dividends declared on those shares are included in the calculation of diluted FFOAA and AFFO per share for this period.

Net Debt
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Gross Assets
Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated depreciation and reduced for cash and cash equivalents. By excluding accumulated depreciation and reducing cash and cash equivalents, the result provides an estimate of the investment made by the Company. The Company believes that investors commonly use versions of this calculation in a similar manner. The Company's method of calculating Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Net Debt to Gross Assets Ratio
Net Debt to Gross Assets Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate capital structure and the magnitude of debt to gross assets. The Company believes that investors commonly use versions of this ratio in a similar manner. The Company's method of calculating Net Debt to Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

EBITDAre
NAREIT developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income (loss), computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure as it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Adjusted EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and that it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding gain on insurance recovery, severance expense, credit loss (benefit) expense, transaction costs, impairment losses on operating lease right-of-use assets and prepayment fees. For the three months ended December 31, 2020, Adjusted EBITDAre was further adjusted to add back prior period write-offs related to certain theatre tenants placed on cash basis or receiving abatements during the quarter.

The Company's method of calculating Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Net Debt to Adjusted EBITDAre Ratio
Net Debt to Adjusted EBITDAre Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate our capital structure and the magnitude of our debt against our operating performance. The Company believes that investors commonly use versions of this ratio in a similar manner. In addition, financial institutions use versions of this ratio in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating Net Debt to Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Reconciliations of debt, total assets and net income (loss) (all reported in accordance with GAAP) to Net Debt, Gross Assets, Net Debt to Gross Assets Ratio, EBITDAre, Adjusted EBITDAre and Net Debt to Adjusted EBITDAre Ratio (each of which is a non-GAAP financial measure), as applicable, are included in the following tables (unaudited, in thousands except ratios):

	December 31,
	2021	2020
Net Debt:
Debt	$2,804,365	$3,694,443
Deferred financing costs, net	36,864	35,552
Cash and cash equivalents	(288,822)	(1,025,577)
Net Debt	$2,552,407	$2,704,418

Gross Assets:
Total Assets	$5,801,150	$6,704,185
Accumulated depreciation	1,167,734	1,062,087
Cash and cash equivalents	(288,822)	(1,025,577)
Gross Assets	$6,680,062	$6,740,695

Net Debt to Gross Assets Ratio	38%	40%
	Three Months Ended December 31,
	2021	2020
EBITDAre and Adjusted EBITDAre:
Net income (loss)	$44,557	$(19,977)
Interest expense, net	34,005	42,838
Income tax expense	397	402
Depreciation and amortization	40,294	42,014
Gain on sale of real estate	(16,382)	(49,877)
Impairment of real estate investments, net	—	22,832
Costs associated with loan refinancing or payoff	20,469	812
Allocated share of joint venture depreciation	1,561	361
Allocated share of joint venture interest expense	1,145	872
EBITDAre	$126,046	$40,277

Gain on insurance recovery (1)	(1,151)	(809)
Severance expense	—	2,868
Transaction costs	60	814
Credit loss (benefit) expense	(2,295)	20,312
Accounts receivable write-offs from prior periods (2)	—	4,301
Straight-line receivable write-offs from prior periods (2)	—	870
Adjusted EBITDAre	$122,660	$68,633

Adjusted EBITDAre (annualized) (3)	$490,640	Footnote 4
Net Debt to Adjusted EBITDAre Ratio	5.2	Footnote 4

(1) Included in other income in the accompanying consolidated statements of income (loss) and comprehensive income (loss) for the quarter. Other income includes the following:
	Three Months Ended December 31,
	2021	2020
Income from settlement of foreign currency swap contracts	$41	$110
Gain on insurance recovery	1,151	809
Operating income from operated properties	7,815	45
Miscellaneous income	7	4
Other income	$9,014	$968

(2) Included in rental revenue in the accompanying consolidated statements of income (loss) and comprehensive income (loss) for the quarter. Rental revenue includes the following:
	Three Months Ended December 31,
	2021	2020
Minimum rent	$123,463	$79,342
Accounts receivable write-offs from prior periods	—	(4,301)
Tenant reimbursements	4,712	4,831
Percentage rent	6,851	3,040
Straight-line rental revenue	1,974	1,768
Straight-line receivable write-offs from prior periods	—	(870)
Other rental revenue	345	201
Rental revenue	$137,345	$84,011

(3) Adjusted EBITDAre for the three month period is multiplied by four to calculate an annualized amount.
(4) Not presented as this ratio is not meaningful given the disruption caused by COVID-19 and the associated accounting for tenant rent deferrals and other lease modifications.

Total Investments
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of real estate investments (before accumulated depreciation), land held for development, property under development, mortgage notes receivable (including related accrued interest receivable), investment in joint ventures, intangible assets, gross (before accumulated amortization and included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested. Our method of calculating total investments may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. A reconciliation of total investments to total assets (computed in accordance with GAAP) is included in the following table (unaudited, in thousands):

	December 31, 2021	December 31, 2020
Total Investments:
Real estate investments, net of accumulated depreciation	$4,713,091	$4,851,302
Add back accumulated depreciation on real estate investments	1,167,734	1,062,087
Land held for development	20,168	23,225
Property under development	42,362	57,630
Mortgage notes and related accrued interest receivable	370,159	365,628
Investment in joint ventures	36,670	28,208
Intangible assets, gross (1)	57,962	57,962
Notes receivable and related accrued interest receivable, net (1)	7,254	7,300
Total investments	$6,415,400	$6,453,342

Total investments	$6,415,400	$6,453,342
Operating lease right-of-use assets	180,808	163,766
Cash and cash equivalents	288,822	1,025,577
Restricted cash	1,079	2,433
Accounts receivable	78,073	116,193
Less: accumulated depreciation on real estate investments	(1,167,734)	(1,062,087)
Less: accumulated amortization on intangible assets	(20,163)	(16,330)
Prepaid expenses and other current assets	24,865	21,291
Total assets	$5,801,150	$6,704,185

(1) Included in other assets in the accompanying consolidated balance sheet. Other assets include the following:

	December 31, 2021	December 31, 2020
Intangible assets, gross	$57,962	$57,962
Less: accumulated amortization on intangible assets	(20,163)	(16,330)
Notes receivable and related accrued interest receivable, net	7,254	7,300
Prepaid expenses and other current assets	24,865	21,291
Total other assets	$69,918	$70,223

About EPR Properties
EPR Properties (NYSE:EPR) is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have approximately $6.4 billion in total investments across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Annual Report on Form 10-K is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the Company's guidance, expected pursuit of growth opportunities, capital resources and liquidity, expected cash flows, the performance of our customers, expected cash collections and results of operations and financial condition. The forward-looking statements presented herein are based on the Company's current expectations. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 888-EPR-REIT
www.eprkc.com